Boyle CPA, LLC
Certified Public Accountants & Consultants

October 7, 2020

The Board of Directors
FOMO Corp.
2810 Bristol Dr. Ste 309
Lisle, IL 60532

Boyle CPA, LLC is pleased to confirm our understanding of the services to be provided to FOMO Corp. ("the Company") for the years ended December 31, 2019.

Boyle CPA, LLC will audit the balance sheet of the Company as of December 31, 2019, and the related statements of operations, stockholders' equity and cash flows, and related notes, for the years then ended. Based upon the audit, Boyle CPA, LLC will issue a written report on FOMO Corp.'s financial statements.

Audit Objective:

The objective of an audit of the financial statements is the expression of an opinion on the financial statements. Accordingly, the objective of the audit is the expression of an opinion about whether FOMO Corp.'s financial statements are fairly presented, in all material respects, in conformity with accounting principles generally accepted in the United States.

Auditor Responsibility:

Boyle CPA, LLC is responsible for conducting the audit of the financial statements in accordance with the standards established by the Public Company Accounting Oversight Board ("PCAOB"). Those standards require that the audit is planned and performed to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether caused by error or fraud. Because the audit is designed to provide reasonable, but not absolute, assurance and because Boyle CPA, LLC will not perform a detailed examination of all transactions, there is some risk that material misstatements of the financial statements may exist and not be detected by Boyle CPA, LLC. Although not absolute assurance, reasonable assurance is a high level of assurance. Also, a financial statement audit is not designed to detect error or fraud that is immaterial to the financial statements or violations of laws or government regulations that do not have a direct and material effect on the financial statements.

If circumstances arise in which it is necessary to modify the opinion of the report or to include an explanatory paragraph in the reports, Boyle CPA, LLC will communicate the reasons for the modification or explanatory language and the revised wording of the report to management and the Board of Directors. If for any reason Boyle CPA, LLC is unable to complete the audit or is unable to form, or have not formed, an opinion, Boyle CPA, LLC retains the right to take any course of action permitted by professional standards or regulatory requirements, including declining to express an opinion or to issue a report, or withdrawing from the engagement. In that circumstance, Boyle CPA, LLC will notify the Board of Directors and management.

361 Hopedale Drive SE
Bayville, NJ 08721

P (732) 822-4427
F (732) 510-0665

Audit Procedures:

The audit of the financial statements will include tests of documentary evidence supporting the transactions recorded in the accounts, including tests of the physical existence of inventories and direct confirmation of certain assets and liabilities by correspondence with selected customers, creditors, and financial institutions. The audit will include examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements; therefore, the audit will involve judgement about the number of transactions to be examining and the areas to be tested. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements. In connection with the audit of the financial statements, Boyle CPA, LLC will obtain an understanding of internal control sufficient to plan the audit and determine the nature, timing, and extent of audit procedures to be performed; however, an audit of the financial statements is not designed to provide assurance on internal control or to identify internal control deficiencies.

The audit of the financial statements will also include reading the other documentation in the Company's annual report and considering whether other information in the annual report (including the manner of its presentation) is materially inconsistent with information in the financial statements. However, the audit will not include procedures to corroborate such other information. Boyle CPA, LLC is required to read any document, including the annual report to shareholders and filings with the SEC, that contains or incorporates by reference the audit reports of Boyle CPA, LLC, or contains any reference to Boyle CPA, LLC. With regard to electronic dissemination of audited financial statements, including financial statements published electronically to the Company's website, Boyle CPA, LLC is not required to read the information contained in those sites or to consider the consistency of other information in the electronic site with the original document.

Review of Unaudited Quarterly Financial Information:

In conjunction with the annual audit, Boyle CPA, LLC will also perform reviews of the Company's unaudited quarterly financial information for each of the four quarters and the year-to-date periods in the year ending December 31, 2020. For the quarters ended March 31, 2020, June 30, 2020 and September 30, 2020, Boyle CPA, LLC will perform reviews of that information before the interim report is filed. These reviews will be conducted in accordance with the standards of the PCAOB. The objective of a review of interim financial information is to provide a basis for communicating whether Boyle CPA, LLC is aware of any material modifications that should be made to the interim financial information for it to conform with U.S. generally accepted accounting principles. A review is substantially less in scope than an audit conducted in accordance with PCAOB standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, Boyle CPA, LLC will not express an opinion on the Company's interim financial information.

A review of interim financial information consists principally of performing analytic procedures applied to financial data and making inquiries of persons responsible for financial and accounting matters. It includes obtaining sufficient knowledge of the Company's business and its internal control as it relates to the preparation of both annual and interim financial information (1) to identify the types of potential material misstatements in the interim financial information and consider the likelihood of their potential occurrence, and (2) to select the inquiries and analytical procedures that will provide a basis for communicating whether Boyle CPA, LLC is aware of any material

modifications that should be made to the interim financial information for it to conform with U.S. generally accepted accounting principles.

A review does not contemplate tests of accounting records or internal controls, tests of responses to inquiries by obtaining corroborating evidence, or performing certain other procedures ordinarily performed in the audit. Thus, a review does not provide assurance that Boyle CPA, LLC will become aware of all significant matters that would be identified in an audit and cannot be relied on to detect errors, fraud, or illegal acts. Furthermore, given the limited nature of review procedures, Boyle CPA, LLC may not become aware of all matters that might affect judgements about qualitative aspects of the Company's accounting policies and procedures. Also, a review is not designed to provide assurance on internal control or to identify material weaknesses or significant deficiencies in internal control.

As agreed, Boyle CPA, LLC will not issue a written report on its review for the Company's interim financial information. However, if the Company refers to the interim financial information that Boyle CPA, LLC has reviewed when such information is included in documents issued to shareholders or third parties, including the SEC, Boyle CPA, LLC is required by professional standards to issue a written report on our review, which must accompany the interim financial information in the document.

If, for any reason, Boyle CPA, LLC is unable to complete the reviews or is unable to obtain or have not obtained limited assurance on the interim financial information, Boyle CPA, LLC will communicate the circumstances to the Board of Directors and management.

Auditor Responsibility to Communicate with the Board of Directors and Management:

Boyle CPA, LLC will communicate to the Board of Directors and management of the Company, as appropriate, any errors, fraud, or other illegal acts (unless clearly inconsequential) that come to the attention of Boyle CPA, LLC during the audit. In the case of illegal acts that, in the judgement of Boyle CPA, LLC, would have a material effect on the financial statements, Boyle CPA, LLC is also required to follow procedures set forth in the Private Securities Litigation Reform Act of 1995 and in Section 10A of the Securities Exchange Act of 1934, which, under certain circumstances, requires Boyle CPA, LLC to communicate the findings to the SEC. While the objective of the audit of the financial statements is not to report on the Company's internal control and Boyle CPA, LLC is not obligated to search for material weaknesses or significant deficiencies, as part of the audit of the financial statements, Boyle CPA, LLC will communicate in writing to management of all deficiencies relating to internal control over financial reporting identified while performing the audit. Boyle CPA, LLC will also communicate in writing to management all deficiencies in internal control over financial reporting that are of a lesser magnitude than significant deficiencies not previously communicated in writing by us or by others, including the Company's internal auditors. Boyle CPA, LLC will also inform the Board of Directors when all internal control deficiencies have been communicated to management. If Boyle CPA, LLC concludes that the Board of Directors' oversight of the Company's external financial reporting and internal control is ineffective, Boyle CPA, LLC will communicate that conclusion in writing to the Company's board of directors.

Boyle CPA, LLC is also responsible for communicating with the Board of Directors about certain other matters related to the audit, including (1) Boyle CPA, LLC's responsibility under PCAOB standards; (2) information relating to Boyle CPA, LLC's independence with respect to the Company; (3) an overview of the overall audit strategy, timing of the audit, and significant risks identified during risk assessment procedures; (4) management's initial selection of, or changes in,

significant accounting policies or the application of such policies, and the effect on the Company's financial statements or disclosures of significant accounting policies in controversial areas or areas for which there is a lack of authoritative guidance or consensus or diversity in practice; (5) the Company's critical accounting policies and practices, including the reasons certain policies and practices are considered critical and how current and anticipated future events might affect the determination of whether certain policies and practices are considered critical; (6) a description of the process management used to develop critical accounting estimates, management's significant assumptions used in critical accounting estimates that have a high degree of subjectivity, and any significant changes management made to the process used to develop significant accounting estimates or management's significant assumptions, including a description of management's reasons for the changes and the effects of the changes on the financial statements; (7) significant transactions outside of the normal course of the Company's business purpose or that would otherwise appear to be unusual due to the nature, timing, or size, along with the policies and practices used to account for significant unusual transactions, and our understanding of the business purpose (or lack thereof) of significant unusual transactions; (8) Boyle CPA, LLC's evaluation of the Company's identification of, accounting for, and disclosure of its relationships and transactions with related parties; (9) Boyle CPA, LLC's evaluation of the quality of the Company's financial reporting; (10) corrected misstatements arising from the audit and the implications that such corrected misstatements might have on the Company's financial reporting process; (11) uncorrected misstatements aggregated during the current engagement and pertaining to the latest period presented that were determined by management to be immaterial, both individually and in the aggregate; (12) if applicable, Boyle CPA, LLC's evaluation of the Company's ability to continue as a going concern; (13) difficult or contentious issues about which Boyle CPA, LLC consulted with others and that Boyle CPA, LLC believes are relevant to the Board of Directors' oversight of the financial reporting process; (14) disagreements with management about matters, whether or not satisfactorily resolved, that could be significant to the Company's financial statements or our report; (15) any concerns Boyle CPA, LLC may have related to significant auditing or accounting matters about which management has consulted with other accountants; (16) any issues discussed with management prior to the retention of Boyle CPA, LLC, including significant discussions regarding the application of accounting principles and auditing standards; (17) any significant difficulties encountered in performing the audit; and (18) other matters required to be communicated by PCAOB standards or that are significant to the oversight of the Company's financial reporting process.

Furthermore, Boyle CPA, LLC is responsible for providing a copy of the management representation letter to the Board of Directors if management has not done so, and for communicating to the Board of Directors other material written communications between the auditor and management.

Management Responsibilities:

Management is responsible for the fair presentation of the Company's financial statements (including disclosures) in accordance with accounting principles generally accepted in the United States, for the selection and application of accounting principles, for making all financial records (including names of related parties and related party relationships and transactions) and relevant information available to us on a timely basis, and for the accuracy and completeness of that information. Management also agrees that Boyle CPA, LLC will have unrestricted access to persons within the Company from whom Boyle CPA, LLC determines it necessary to obtain audit evidence and the full cooperation of Company personnel.

Management is also responsible for adjusting the financial statements to correct material misstatements relating to accounts or disclosures and affirming to Boyle CPA, LLC in the management representation letter that the effects of any uncorrected misstatements aggregated by Boyle CPA, LLC during the current engagement and pertaining to the latest period presented are immaterial, both individually and in the aggregate, to the financial statements taken as a whole. In addition, management is responsible for the design and implementation of programs and controls to prevent and detect fraud and for identifying and ensuring that the Company complies with applicable laws and regulations, and for informing Boyle CPA, LLC of any known material violations of such laws and regulations that would have an effect that is material to financial statement amounts or disclosures.

Management is also responsible for establishing and maintaining effective internal control over financial reporting, including monitoring activities, notifying Boyle CPA, LLC of all deficiencies in the design or operation of internal control over financial reporting of which it has knowledge, and describing any fraud resulting in a material misstatement of the financial statements and any other fraud involving senior management or employees who have a significant role in the Company's internal control.

At the conclusion of the audits, you agree to provide Boyle CPA, LLC a letter that confirms certain representations made by management during the audits about the Company's financial statements and related matters.

Engagement Administration:

Mr. Robert Boyle will be the partner responsible for the audit. Boyle CPA, LLC estimates that the fees for these services will be $10,000. Boyle CPA, LLC will bill $5,000 at the commencement of the audit and the remaining $5,000 at the completion of the September 30, 2020 review.

The Company will also be billed for travel and other out-of-pocket costs, such as confirmations, postage, and travel, etc. Expenses are estimated to be $0. The fee estimate and completion of work is based upon anticipated cooperation from Company personnel, timely responses to inquiries, timely communication of all significant accounting and financial matters, and the assumption that unexpected circumstances will not be encountered during the engagement. If significant additional time is necessary, Boyle CPA, LLC will keep the Company management informed of any problems encountered and the fees will be adjusted accordingly. Our invoices for these fees will be rendered each month as work progresses and are payable upon presentation.

Regarding electronic filings, management agrees that before filing any document in electronic format with the SEC with which Boyle CPA, LLC is associated, Boyle CPA, LLC will be advised of the proposed filing on a timely basis. Boyle CPA, LLC will provide the Company a signed copy of the report and consent. These manually signed documents will serve to authorize the use of the name of Boyle CPA, LLC prior to the Company's electronic transmission. Management will provide Boyle CPA, LLC with a complete copy of the accepted document.

The Company may wish to include or incorporate by reference the report of Boyle CPA, LLC on these financial statements in other documents, such as a registration statement proposed to be filed under the Securities Act of 1933 or in some other securities offering. If so, you agree not to include the report of Boyle CPA, LLC without the prior permission or consent of Boyle CPA, LLC. Any agreement to perform work in connection with an offering, including an agreement to provide permission or consent will be a separate engagement.

The audit documentation for this engagement is the property of Boyle CPA, LLC and constitutes confidential information. However, Boyle CPA, LLC may be requested to make certain audit documentation available to the PCAOB, SEC, or other regulators pursuant to the authority given to them by law or regulation. If requested, access to such audit documentation will be provided under the supervision of firm personnel. Further, upon request, Boyle CPA, LLC may provide copies of selected audit documentation to the regulator. The regulator may intend, or decide, to distribute the copies or other information contained therein to others, including other government agencies. Boyle CPA, LLC agrees to communicate with you on a timely basis any requests by the PCAOB for access to audit documentation as part of its inspection process and when it desires direct contact with members of the Board of Directors.

If a dispute arises out of or relates to this contract or engagement letter, or the obligations of both parties therein, and if the dispute cannot be settled through negotiation, the parties agree to first try in good faith to settle the dispute by mediation administered by the American Arbitration Association under its Dispute Resolution Rules for Professional Accounting and Related Services Disputes before retorting to arbitration, litigation, or some other dispute resolution preference.

This letter constitutes the complete and exclusive agreement between Boyle CPA, LLC and FOMO Corp., superseding all proposals oral or written and all other communications, with respect to the terms of the engagement letter between the parties.

Boyle CPA, LLC appreciates the opportunity to be of service and believe this letter accurately summarizes the significant terms of the engagement. If you have any questions, please let Boyle CPA, LLC know. If you agree with the terms of the engagement as described in this letter, please sign and return.

Very truly yours,

Boyle CPA, LLC

RESPONSE:

This letter correctly sets forth the understanding of FOMO Corp.

VIKRAM GROVER

Vik Grover, Chairman of the Board of Directors

10-18-2020

Date